Exhibit 99.1

Sapient Reports Third Quarter 2009 Results

Service Revenues Up 12% Sequentially

Guides Revenues Up Sequentially for Q4

BOSTON--(BUSINESS WIRE)--November 5, 2009--Sapient (NASDAQ: SAPE) today reported the following financial results for the third quarter ended September 30, 2009:

  Service revenues were $165.5 million, including revenue related to Sapient Nitro, which was acquired on July 1, 2009, compared to $177.7 million in the third quarter of 2008, a decrease of 7%. Sequentially, service revenues were up $18 million, or 12%, from $147.5 million in the second quarter of 2009. On a constant currency basis, revenues decreased 3% over the prior year’s quarter and increased 10% sequentially.
  GAAP income from operations was $7.8 million (reflecting a combined $3.6 million of charges related to the acquisition of Nitro and an adjustment to a previously reported real estate restructuring), down from the $20.7 million, reported in the third quarter of 2008.
  Non-GAAP income from operations was $16.8 million, or 10.2% of service revenues (excluding stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges). This compared to non-GAAP income from operations of $26.1 million, or 14.7% of service revenues, in the third quarter of 2008.
  GAAP diluted net income per share was $0.04, compared to $0.14 in the third quarter of 2008.
  Non-GAAP diluted net income per share was $0.11, compared to $0.18 in the third quarter of 2008.

“We are pleased with our strong growth and profitability this quarter, despite the recessionary climate,” said Sapient President and Chief Executive Officer Alan J. Herrick. “We remain well positioned for the future. Clients’ reaction to the Sapient Nitro combination has been very positive and is already generating new business. We are also seeing new opportunities due to an improved level of client confidence in the business environment.”

The Company generated cash from operations of $16.8 million in the third quarter of 2009, compared to $33.2 million of cash in the third quarter of 2008. As of September 30, 2009, the Company had cash, cash equivalents and marketable securities of $195.9 million. Days sales outstanding was 66 days for the third quarter of 2009, compared to 75 days in the second quarter of 2009 and 60 days for the third quarter of 2008.

Outlook

Sapient management provided the following guidance:

  For the fourth quarter ended December 31, 2009, service revenues are expected to be in the range of $172 million to $175 million.
  Fourth quarter non-GAAP operating margin is expected to be 10% to 11%.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.: (888) 713-4199

International: (617) 213-4861

Passcode: 38178807

Please use the following link to pre-register for the conference call:

https://www.theconferencingservice.com/prereg/key.process?key=PRHP4JWRG

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979&eventID=2505044

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from November 5 at 7:30 p.m. ET through November 12 at 11:59 p.m. ET. The replay information is as follows:

U.S.: (888) 286-8010

International: (617) 801-6888

Passcode: 45294374

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the Company’s business and evaluating its performance. The Company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges and expense relating to the stock-based compensation review and restatement. However, because the Company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures may not necessarily be comparable to GAAP or similarly described non-GAAP measures reported by other companies within the Company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the fourth quarter of 2009 – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the Company’s services; a reduction in the demand for the Company’s services in light of the current economic environment; the Company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient is a global services company that helps clients leverage technology to transform their businesses. The company operates two groups that enable clients to gain a competitive advantage and succeed in an increasingly digital world. Sapient's Brand Experience group combines best-of-breed digital marketing with world-class brand strategy, traditional advertising and deep technology to help clients create impactful marketing, commerce and customer care experiences. Sapient's Business and Technology group provides strategy, systems design and implementation, business intelligence and process solutions that enable companies to optimize their business processes, drive efficiencies and achieve greater profit growth.

Sapient’s passion for client success—evidenced by its ability to foster collaboration, drive innovation and solve challenging problems—is the subject of case studies on leadership and organizational behavior used by MBA students at both Harvard and Yale. Headquartered in Boston, Sapient operates across North America, Europe, Asia and Australia. For more information, please visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

	(in thousands, except per share amounts)
Revenues:
Service revenues	$165,541	$177,671	$455,434	$497,728
Reimbursable expenses	6,919	6,449	19,942	17,250
Total gross revenues	172,460	184,120	475,376	514,978
Operating expenses:
Project personnel expenses	114,219	114,031	316,336	331,612
Reimbursable expenses	6,919	6,449	19,942	17,250
Total project personnel expenses and reimbursable expenses	121,138	120,480	336,278	348,862
Selling and marketing expenses	8,055	8,659	22,471	30,010
General and administrative expenses	30,207	33,462	84,325	95,658
Restructuring and other related charges	2,518	92	4,821	99
Amortization of purchased intangible assets	1,681	732	3,446	1,692
Acquisition costs and other related charges	1,110	-	2,783	-
Total operating expenses	164,709	163,425	454,124	476,321

Income from operations	7,751	20,695	21,252	38,657

Interest and other income, net	652	1,450	2,467	5,804

Income before income taxes	8,403	22,145	23,719	44,461

Provision for income taxes	2,470	4,078	5,692	7,704

Net income	$5,933	$18,067	$18,027	$36,757

Basic net income per share	$0.05	$0.14	$0.14	$0.29
Diluted net income per share	$0.04	$0.14	$0.14	$0.28

Weighted average common shares	128,582	125,835	127,530	125,803
Weighted average dilutive common share equivalents	6,739	4,278	4,185	3,432
Weighted average common shares and dilutive common share
equivalents	135,321	130,113	131,715	129,235

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	September 30, 2009	December 31, 2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$175,669	$169,340
Marketable securities, current portion	16,180	3,462
Restricted cash, current portion	390	372
Accounts receivable, less allowance for doubtful accounts	93,443	88,930
Unbilled revenues	49,076	43,665
Prepaid expenses and other current assets	35,828	20,223
Total current assets	370,586	325,992

Marketable securities, net of current portion	1,362	17,267
Restricted cash, net of current portion	2,319	2,139
Property and equipment, net	30,644	32,397
Purchased intangible assets, net	24,749	9,644
Goodwill	75,996	51,711
Other assets	11,736	13,120

Total assets	$517,392	$452,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,188	$6,977
Accrued compensation	44,189	55,605
Accrued restructuring costs, current portion	4,360	3,123
Deferred revenues, current portion	15,266	15,143
Other current liabilities	58,509	47,082
Total current liabilities	141,512	127,930
Accrued restructuring costs, net of current portion	3,817	4,799
Deferred revenues, net of current portion	72	289
Other long-term liabilities	22,391	17,305
Total liabilities	167,792	150,323

Stockholders' equity	349,600	301,947

Total liabilities and stockholders’ equity	$517,392	$452,270

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

	(in thousands)

Cash flows from operating activities:
Net income	$5,933	$18,067	$18,027	$36,757
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) recognized on disposition of fixed assets	60	14	(42)	104
Unrealized (gain) loss on financial instruments	(482)	894	61	956
Unrealized gain on marketable securities and put right, net	(16)	-	(103)	-
Depreciation and amortization expense	5,874	5,282	15,481	14,906
Deferred income taxes	187	664	1,702	129
Provision for doubtful accounts, net	289	448	829	108
Stock-based compensation expense	3,782	4,448	10,928	13,337
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	11,370	(3,751)	8,681	(9,776)
Unbilled revenues	(1,143)	(5,229)	(3,226)	(15,747)
Prepaid expenses and other current assets	(8,953)	(3,422)	(12,770)	(3,603)
Other assets	1,130	(282)	1,085	(469)
Accounts payable	1,595	(633)	3,680	1,876
Accrued compensation	120	7,739	(21,076)	(1,427)
Accrued restructuring costs	1,672	(844)	242	(2,590)
Deferred revenues	1,651	4,061	(838)	3,093
Other accrued liabilities	(6,550)	5,480	(5,898)	7,994
Other long-term liabilities	316	294	954	2,714

Net cash provided by operating activities	16,835	33,230	17,717	48,362
Cash flows from investing activities:
Cash paid for acquisition, including transaction costs, net of cash received	(14,169)	(22,409)	(14,169)	(23,517)
Cash received for sale of discontinued operations	-	-	-	720
Purchases of property and equipment and cost of internally developed software	(3,388)	(2,639)	(6,930)	(14,130)
Sales and maturities of marketable securities	1,500	3,519	3,796	43,564
Purchases of marketable securities	-	-	-	(8,330)
Designation of cash equivalent to marketable securities	-	(11,626)	-	(11,626)
Cash (paid) received on financial instruments, net	(300)	-	298	-
Change in restricted cash	(347)	(196)	(130)	(904)

Net cash used in investing activities	(16,704)	(33,351)	(17,135)	(14,223)
Cash flows from financing activities:
Principal payments under capital lease obligation	(8)	(15)	(8)	(55)
Repayment of bank loan	-	(1,364)	-	(1,364)
Proceeds from stock option and purchase plans	756	4,319	911	6,095
Repurchases of common stock	-	-	-	(9,902)

Net cash provided by (used in) financing activities	748	2,940	903	(5,226)
Effect of exchange rate changes on cash and cash equivalents	1,158	(7,932)	4,844	(12,498)

Increase (decrease) in cash and cash equivalents	2,037	(5,113)	6,329	16,415
Cash and cash equivalents, at beginning of period	173,632	140,225	169,340	118,697
Cash and cash equivalents, at end of period	$175,669	$135,112	$175,669	$135,112

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

	(in thousands, except per share amounts)

Service revenues	$165,541	$177,671	$455,434	$497,728

GAAP income from operations	$7,751	$20,695	$21,252	$38,657
Stock-based compensation review and restatement expenses (benefit)	-	67	(992)	924
Stock-based compensation expense	3,782	4,489	10,928	13,420
Restructuring and other related charges	2,518	92	4,821	99
Amortization of purchased intangible assets	1,681	732	3,446	1,692
Acquisition costs and other related charges	1,110	-	2,783	-
Non-GAAP income from operations	$16,842	$26,075	$42,238	$54,792

GAAP operating margin	4.7%	11.6%	4.7%	7.8%
Effect of adjustments detailed above	5.5%	3.1%	4.6%	3.2%
Non-GAAP operating margin	10.2%	14.7%	9.3%	11.0%

GAAP net income	$5,933	$18,067	$18,027	$36,757
Stock-based compensation review and restatement expenses (benefit)	-	67	(972)	924
Stock-based compensation expense	3,589	4,489	10,394	13,420
Restructuring and other related charges	2,468	92	4,632	99
Amortization of purchased intangible assets	1,647	732	3,377	1,692
Acquisition costs and other related charges	1,088	-	2,727	-
Non-GAAP net income	$14,725	$23,447	$38,185	$52,892

GAAP basic income per share	$0.05	$0.14	$0.14	$0.29
Effect of adjustments detailed above	$0.06	0.05	0.16	0.13
Non-GAAP basic income per share	$0.11	$0.19	$0.30	$0.42

GAAP weighted average common shares	128,582	125,835	127,530	125,803
Non-GAAP weighted average common shares	128,582	125,835	127,530	125,803

GAAP diluted income per share	$0.04	$0.14	$0.14	$0.28
Effect of adjustments noted above and change in dilution noted below	$0.07	0.04	0.15	0.13
Non-GAAP diluted income per share	$0.11	$0.18	$0.29	$0.41

GAAP weighted average common shares and dilutive common share equivalents	135,321	130,113	131,715	129,235
Non-GAAP weighted average common shares and dilutive common share equivalents	135,321	130,113	131,715	129,235

CONTACT:
Sapient
Investor Relations Contact:
Dean Ridlon, +1 617-963-1598
dridlon@sapient.com
or
Media Contact:
Jenny McLean, +1 310-264-5277
jmclean@sapient.com
or
Powell Communications
Media Contact:
Theresa Tepper, +1 212-475-6303
ttepper@powellny.com